UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 4, 2008

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)       On November 4, 2008, MathStar, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that Nasdaq intends to file a Form 25 with the Securities and Exchange Commission (“SEC”), which filing will remove the Company’s common stock from listing and registration on The Nasdaq Global Market.  The delisting will become effective ten days after the filing of the Form 25.

As has been previously reported, trading of the Company’s common stock on The Nasdaq Global Market was suspended on October 23, 2008, and the Company’s common stock has not traded on Nasdaq since that time.  While the Company’s common stock is currently eligible for quotation on the Pink Sheets by broker-dealers, the Company cannot provide assurances that any broker will continue to make a market in the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: November 5, 2008.

	By	/s/ Douglas M. Pihl
Chief Executive Officer and
Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)